UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01.     Entry into Material Definitive Agreements.

On December 22, 2015, GulfMark Offshore, Inc. (the “Company”) entered into an amendment to its Multicurrency Facility Agreement originally dated September 26, 2014 (the “Facility Agreement”), among the Company, as guarantor, GulfMark Americas, Inc., an indirect wholly-owned subsidiary of the Company, as borrower, the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders, certain arrangers party thereto and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder. The amendment, among other changes, (a) removed interest coverage ratio tests for certain periods; (b) increased the permissible capitalization ratio; (c) redefined the Consolidated Adjusted EBITDA calculation to add back certain severance and other costs related to any discontinued operations or vessel redeployment; (d) reduced the threshold in the minimum liquidity covenant from $50,000,000 to $35,000,000, and (e) added provisions permitting stacking of vessels if needed. In return for the amendment, the lenders required that we agree to certain changes, including (s) increasing the pricing for the loans under the Facility Agreement, (t) increasing the commitment fee during certain periods, (u) reducing commitments under the facility from $200,000,000 to $100,000,000, (v) requiring prepayment of loans if quarter end cash on hand exceeds certain thresholds , (w) increasing collateral to debt ratio and collateral to commitment ratio requirements, (x) providing for additional reporting of financial and other information, including more frequent collateral appraisals, (y) limiting unscheduled capital expenditures or investments, and (z) precluding use of facility funds to acquire a Norwegian Arctic class vessel currently under construction. The amendment requires that the bilateral credit facility between the Company’s subsidiary, GulfMark Rederi AS, and DNB Bank ASA be amended promptly to reflect certain financial covenants that are no more restrictive than the foregoing.

The above description of the amendment to the facility agreement is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 9.01      Financial Statements and Exhibits

Exhibit No.	Descriptions
10.1

Third Amendment Agreement dated December 22, 2015 relating to a $100,000,000 Multicurrency Facility Agreement originally dated September 26, 2014 between GulfMark Americas, Inc., as borrower, GulfMark Offshore, Inc., as guarantor, the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders, the arrangers party thereto, and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2015	GulfMark Offshore, Inc. (Registrant)

	By:	/s/ James M. Mitchell
	Name:	James M. Mitchell
	Title:	Executive Vice President & Chief Financial Officer